As filed with the Securities and Exchange Commission on April 13, 2001 REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        NATURAL MICROSYSTEMS CORPORATION
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                  NO. 04-2814586
 (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                    Identification No.)

                             100 CROSSING BOULEVARD
                         FRAMINGHAM, MASSACHUSETTS 01702
                                 (508) 620-9300
   (Address and telephone number of Registrant's principal executive offices)

                                 ROBERT E. HULT
                 SENIOR VICE PRESIDENT OF FINANCE AND OPERATIONS
                        NATURAL MICROSYSTEMS CORPORATION
                             100 CROSSING BOULEVARD
                         FRAMINGHAM, MASSACHUSETTS 01702
                                 (508) 620-9300
            (Name, address and telephone number of agent for service)

                                   COPIES TO:


       DIANNE CALLAN, ESQ.                            RICHARD N. HOEHN, ESQ.
  NATURAL MICROSYSTEMS CORPORATION                    CHOATE, HALL & STEWART
    100 CROSSING BOULEVARD                       EXCHANGE PLACE, 53 STATE STREET
     FRAMINGHAM, MA 01702                               BOSTON, MA  02109
        (508) 620-9300                                    (617) 248-5000

  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.
  If this Form is a post-effective amendment filed pursuant to a Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
  If any class of securities is to be concurrently registered on this Form pursuant to Section 12(b) of the Securities Exchange Act of 1934 pursuant to General Instruction V, please check the following box.

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF            AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING      AMOUNT OF
     SECURITIES TO BE REGISTERED           REGISTERED          PER SHARE (1)             PRICE (1)       REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------

   Common Stock, $.01 par value (2)     1,877,839 shares           $6.38             $11,980,612.82       $2,995.50
=========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on April 12, 2001 as reported on the Nasdaq National Market.
(2) One preferred share purchase right will attach to and trade with each share of common stock sold in the offering. These rights are also covered by this registration statement and the value attributed to them, if any, is reflected in the market price of the common stock.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                                1,877,839 Shares

                        NATURAL MICROSYSTEMS CORPORATION

                                  COMMON STOCK



     This prospectus is part of a registration statement that covers 1,877,839 shares of our common stock. These shares may be offered and sold from time to time by our stockholders named in this prospectus. We will not receive any of the proceeds from the sale of the shares. We will bear the costs relating to the registration of the shares, which we estimate to be $22,995.50.

     Our common stock is traded on the Nasdaq National Market under the symbol NMSS. On April 12, 2001, the reported last sale price of our common stock on the Nasdaq National Market was $6.92 per share.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS.  SEE "RISK FACTORS" ON PAGE
9.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    ________________________________________

               The date of this prospectus is ___________, 2001.

                                TABLE OF CONTENTS


THE COMPANY..............................................  2

USE OF PROCEEDS..........................................  3

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION............  3

LEGAL MATTERS............................................  8

WHERE YOU CAN FIND MORE INFORMATION......................  8

RISK FACTORS.............................................  9

     You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

     The shares of common stock are not being offered in any jurisdiction where the offer is not permitted.

     You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.


                                   THE COMPANY

     We were incorporated in Delaware in 1983. Our common stock has been publicly traded since our initial public offering in 1994. Our principal executive offices are located at 100 Crossing Boulevard, Framingham, Massachusetts 01702, and our main telephone number is (508) 620-9300. We also have sales, service and engineering facilities in the United States and in other countries. Our corporate website is www.nmss.com. Information contained on our website does not constitute a part of this prospectus. References in this prospectus to "Natural MicroSystems," "we," "our" and "us" refer to Natural MicroSystems Corporation and its subsidiaries. Natural MicroSystems, QWES.com and PolicyPoint are our trademarks.

                                 USE OF PROCEEDS

     All net proceeds from the sale of the shares covered by this prospectus will go to the stockholders offering and selling their shares. We will not receive any proceeds from the sale of the shares by the selling stockholders.


                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION


     In December 1999, a wholly owned subsidiary of Natural MicroSystems merged into QWES.com, Inc., and the stockholders of QWES.com exchanged all of their shares of common stock and preferred stock for shares of our common stock at prescribed exchange ratios. We also assumed the obligation to issue stock under several warrants and stock options for the purchase of common stock of QWES.com. Those warrants and options became exercisable for our common stock using the same exchange ratio applied to QWES.com's common stock. The shares held by the selling stockholders, including shares underlying the outstanding warrants and options held by several of the selling stockholders, constitute approximately
7.2 percent of our outstanding stock. Some of the shares registered for sale under this prospectus are issuable upon the exercise of warrants. None of the shares underlying the stock options are being registered for sale under this prospectus. They have been registered for sale under a separate registration statement on Form S-8. We previously registered for sale approximately one-third of the selling stockholders' shares under a prospectus dated April 14, 2000, as supplemented August 28, 2000.

     We are registering the shares covered by this prospectus for the selling stockholders. As used in this prospectus, the term "selling stockholders" includes the transferees, donees, pledgees and other assigns who may later hold the selling stockholders' interests. We will pay the costs and fees of registering the shares, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares.

     The selling stockholders may sell the shares on the Nasdaq National Market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling stockholders may sell any or all of their shares through:

   . a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

   . purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

   . ordinary brokerage transactions and transactions in which a broker solicits purchasers.

   When selling the shares, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

   . enter into transactions involving short sales of the shares by broker-dealers;

   . enter into transactions to sell shares short themselves and redeliver such shares to close out their short positions;

   . enter into option or other types of transactions that require the selling stockholders to deliver shares to a broker-dealer, who will then resell or transfer the shares under this prospectus; or

   . loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

   The selling stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. However, the selling stockholders and any broker-dealers involved in the sale or resale of the shares may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under this Act. If a selling stockholder qualifies as an "underwriter," it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the 1933 Act.

   In addition to selling their shares under this prospectus, the selling stockholders may:

   . agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the 1933 Act;

   . transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer; or

   . sell their shares under Rule 144 of the 1933 Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

   With respect to each stockholder selling shares of our common stock with this prospectus, the table below shows, to our knowledge, the following information:
(1) the nature of such stockholder's material relationship with us or our affiliates within the past three years; (2) the number of shares owned as of March 1, 2001 including shares underlying warrants and options that are exercisable within the 60-day period following March 1, 2001; (3) the number of shares offered pursuant to this prospectus; and (4) the number of shares to be owned after completion of the offering, assuming the sale of all of the shares offered with this prospectus. Assuming the sale of all of the shares offered with this prospectus, no stockholder listed below will beneficially own one percent or more of our outstanding common stock after completion of the offering.

                                                                                     SHARES
                                                                                     OWNED
                                                                                     AFTER
                                                                                    OFFERING
                                                    SHARES                         (ASSUMING
                                                     OWNED                          SALE OF
  NAME AND RELATIONSHIP WITH                        BEFORE          SHARES         ALL SHARES
NATURAL MICROSYSTEMS, IF MATERIAL                  OFFERING         OFFERED         OFFERED)
---------------------------------                  --------         -------        ---------
Terrence Biesiadecki                                   703             703                 0

Clarent Corporation (1)                             19,058          19,058                 0

Eileen Coe                                           6,688           4,402             2,286

Michael H. Collender                                41,129          27,409            13,720

Ronald Crawford and Hyong Crawford                  14,851          11,681             3,170

Patrick J. Croswell                                 15,564          11,165             4,399

Roger C. Davisson (2)                                2,829           1,863               966

Davisson Family Trust                               38,650          35,634             3,016

Anthony Dominicis                                   22,791          13,584             9,207

Clifford L. Farrar                                   3,326           2,640               686

Daniel E. Finley* and Mary H. Finley                 9,740           8,803               937

Glenn Fountain*(3)                                  37,955          37,955                 0

Glenn Fountain* and Deborah M. Fountain (4)         25,462           4,162            21,300

David Allen Garrett* (5)                             2,074             512             1,562

David Allen Garrett* and Donna Gail                    791             791                 0
 Garrett (6)

Christopher Hawkinson* (7)                           3,525           1,025             2,500

Christopher Hawkinson* and Lael Hawkinson (8)        7,850           7,778                72


Steven Hoffman                                      75,641          49,775            25,866

Jesse M. James                                       8,025           5,281             2,744

Judith Kelman (9)                                   16,034          15,506               528

Stanley M. Lee and Esther J. Lee                    23,562          15,506             8,056

I-Shyh Lin                                          25,476          18,608             6,868

                                                                                     SHARES
                                                                                     OWNED
                                                                                     AFTER
                                                                                    OFFERING
                                                    SHARES                         (ASSUMING
                                                     OWNED                          SALE OF
  NAME AND RELATIONSHIP WITH                        BEFORE          SHARES         ALL SHARES
NATURAL MICROSYSTEMS, IF MATERIAL                  OFFERING         OFFERED         OFFERED)
---------------------------------                  --------         -------        ---------
Ernest Louie*                                       63,962          41,720            22,242

Louie Family Trust A                                26,276          18,608             7,668

Kent Lowell*                                       230,638         207,046            23,592

MacDonald Revocable Inter Vivos Trust (10)         315,324         220,658            94,666

Saul Moreno                                          4,552           3,202             1,350

Shawn Nguyen*                                        9,900           5,281             4,619

Ruby Orr                                               268             178                90

Steve Qu*                                           15,250           8,803             6,447

Vito Rocco                                          23,562          15,506             8,056

Forrest Rose*                                      298,099         194,517           103,582

Robert Ivan Rose, Jr.                                  881             881                 0

K. C. Schaaf                                         6,925           6,925                 0

Tamarind Avenue S.D.A. Church                        3,300           3,300                 0

Joan Taylor*                                        50,514          44,009             6,505

James W. Townsend & Johanna A. Townsend,           188,643         154,405            34,238
 Trustees of the James W. Townsend &
 Johanna A. Townsend Trust Under Agreement
 Dated 11/30/94

Diane M. Volden                                      5,350           3,522             1,828

Thomas A. Volden*                                  207,637         202,439             5,198

Brian J. Walker                                      1,365           1,057               308

Charles J. Walker* (11)                            214,522         202,022            12,500

Charles J. Walker and Virginia J. Walker,          169,594          62,028           107,566
 Trustees of the Charles J. Walker and
 Virginia J. Walker 2000 Trust

C. Alan Williams (12)                              107,828          67,892            39,936

                                                                                     SHARES
                                                                                     OWNED
                                                                                     AFTER
                                                                                    OFFERING
                                                    SHARES                         (ASSUMING
                                                     OWNED                          SALE OF
  NAME AND RELATIONSHIP WITH                        BEFORE          SHARES         ALL SHARES
NATURAL MICROSYSTEMS, IF MATERIAL                  OFFERING         OFFERED         OFFERED)
---------------------------------                  --------         -------        ---------
Joan Williams (13)                                 107,828          67,892            39,936

C. Alan Williams and Joan Williams                  17,915          17,915                 0
 Community Property (14)

Gerald Willoughby and Pauline Willoughby            27,099          17,833             9,266

Winton Family Trust                                 14,146           9,310             4,836

Ivan L. Wolff (15)                                   7,505           5,597             1,908

Ekrem Yilmaz                                         2,000           1,452               548
                                                                 ---------
   TOTAL                                                         1,877,839
                                                                 =========

     *   Currently an employee of Natural MicroSystems.

    (1)  Clarent Corporation is a customer of Natural MicroSystems.

    (2) Does not include 38,650 shares held by Davisson Family Trust, of which Mr. Davisson is trustee.

    (3) Does not include 25,462 shares held jointly by Mr. Fountain and Deborah M. Fountain.

    (4)  Does not include 37,955 shares held by Mr. Fountain individually.

    (5) Does not include 791 shares held jointly by Mr. Garrett and Donna Gail Garrett.

    (6)  Does not include 2,074 shares held by Mr. Garrett individually.

    (7) Does not include 7,850 shares held jointly by Mr. Hawkinson and Lael Hawkinson.

    (8)  Does not include 3,055 shares held by Mr. Hawkinson individually.

    (9) Does not include 7,505 shares held by Ivan Wolff, who is married to Ms. Kelman.

   (10) One of the trustees of the MacDonald Revocable Inter Vivos Trust, Robert D. MacDonald, is also an employee of Natural MicroSystems.

   (11) Does not include 1,365 shares held by Brian Walker, who is Charles Walker's son. Does not include 169,594 shares held by Charles J. Walker and Virginia J. Walker, Trustees of the Charles J. Walker and Virginia
         J. Walker 2000 Trust. Charles Walker is Vice President and General Manager of IP Services Management for Natural MicroSystems.

   (12) Does not include 107,828 shares held by Joan Williams, who is married to Mr. Williams; does not include 17,915 shares held jointly by Mr. and Mrs. Williams.

   (13) Does not include 107,828 shares held by C. Alan Williams, who is married to Mrs. Williams; does not include 17,915 shares held jointly by Mr. and Mrs. Williams.

   (14) Does not include 107,828 shares held by Mr. Williams individually, and does not include 107,828 shares held by Mrs. Williams individually.

   (15) Does not include 16,034 shares held by Judith Kelman, who is married to Mr. Wolff.


                                 LEGAL MATTERS

     For purposes of this offering, Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts, is giving its opinion on the validity of the common shares.


                      WHERE YOU CAN FIND MORE INFORMATION

     Government Filings. We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document that we file at the SEC's public reference facilities at 4509 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549, and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you free of charge at the SEC's website at www.sec.gov.

     Stock Market. Our common stock is traded on the Nasdaq National Market. Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     Information Incorporated by Reference. The SEC allows us to "incorporate by reference" the information we file with them in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.

     We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until this offering has been completed:

     . our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     . the description of our common stock contained in our Registration Statement on Form 8-A effective February 17, 1994; and

     . the description of our preferred share purchase rights contained in our Registration Statement on Form 8-A filed January 19, 1999, as amended by a filing on June 15, 1999.

     You may request a copy of these filings at no cost by writing or telephoning Natural MicroSystems Corporation, 100 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Investor Relations,
Telephone: (508) 620-9300.

                                  RISK FACTORS

     If you purchase shares of our common stock, you will take on financial risk. In deciding whether to invest, you should carefully consider the risk factors contained in our SEC filings and the other information to which we have referred you.

--------------------------------           -------------------------------------

     All dealers that effect                       1,877,839 SHARES
transactions in these securities,
whether or not participating in this                   NATURAL
offering, may be required to deliver a               MICROSYSTEMS
prospectus. This is in addition to the               CORPORATION
dealers' obligation to deliver a
prospectus when acting as underwriters               COMMON STOCK
and with respect to their unsold
allotments or subscriptions.

                                                ______________________

                                                      PROSPECTUS
                                                  ___________, 2001
                                                ______________________










--------------------------------           -------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The expenses relating to the registration of shares will be borne by the registrant. Such expenses are estimated to be as follows:


Securities and Exchange Commission Registration Fee..........    $ 2,995.50
Legal Fees and Expenses......................................     10,000.00
Accountants' Fees and Expenses...............................     10,000.00
                                                                 ----------
   Total.....................................................
                                                                 $22,995.50
                                                                 ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and for amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article Tenth of the Company's Fourth Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth further provides that a director's personal liability shall be eliminated or limited in the future to the fullest extent permitted from time to time by the Delaware General Corporation Law.

     Article Eleventh of the Company's Fourth Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted from time to time under the Delaware General Corporation Law, indemnify each of its directors and officers against all expenses (including attorneys' fees), liabilities, judgments, fines and amounts paid in settlement in respect of any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services to the Company, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

ITEM 16.  EXHIBITS

     The Exhibits to this registration statement are listed in the Index to Exhibits on page II-4.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with any of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, The Commonwealth of Massachusetts on April 13, 2001.


                              Natural MicroSystems Corporation


                              By:  /s/ Robert E. Hult
                                   ------------------------------------
                                   Robert E. Hult
                                   Senior Vice President of Finance and
                                   Operations, Chief Financial Officer
                                   and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of April 13, 2001 by the following persons in the capacities indicated.

Name                                   Capacity
----                                   --------

/s/ Robert P. Schechter                President, Chief Executive
--------------------------------       Officer and Chairman of the
Robert P. Schechter                    Board of Directors
                                       (Principal Executive Officer)


/s/ Robert E. Hult                     Senior Vice President of Finance
--------------------------------       and Operations, Officer and Treasurer
Robert E. Hult                         (Principal Financial Officer)
Chief Financial



/s/ Alex N. Braverman                  Vice President and Corporate Controller
--------------------------------       (Chief Accounting Officer)
Alex N. Braverman

/s/ William Foster                     Director
--------------------------------
William Foster

/s/ Ofer Gneezy                        Director
--------------------------------
Ofer Gneezy

/s/ Zenas W. Hutcheson, III            Director
--------------------------------
Zenas W. Hutcheson, III

/s/ W. Frank King, Ph.D.               Director
--------------------------------
W. Frank King, Ph.D.


/s/ Pamela D. A. Reeve                 Director
--------------------------------
Pamela D. A. Reeve


/s/ Ronald W. White                    Director
--------------------------------
Ronald W. White

                               INDEX TO EXHIBITS

Exhibit
Number
------

5.1 Opinion of Choate, Hall & Stewart as to validity of shares being registered and Consent.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

24.1      Power of Attorney (included in pages II-3 and II-4).